Exhibit 3.1

CERTIFICATE OF MERGER

OF

GASTAR EXPLORATION, INC.

INTO

GASTAR EXPLORATION USA, INC.

Dated: January 31, 2014

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation executed the following Certificate of Merger:

FIRST: The name, jurisdiction of incorporation and type of entity of each of the constituent corporations which is to merge are as follows:

Name	Jurisdiction of Incorporation and Type
Gastar Exploration, Inc.	Delaware Corporation
Gastar Exploration USA, Inc.	Delaware Corporation

SECOND: An Agreement and Plan of Merger (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the DGCL.

THIRD: The name of the surviving Delaware corporation is Gastar Exploration USA, Inc. (the “Surviving Corporation”).

FOURTH: The Amended and Restated Certificate of Incorporation of Gastar Exploration USA, Inc., as in effect immediately prior to the effective time of the merger, shall be the Certificate of Incorporation of the Surviving Corporation, except that Article 1 of the Amended and Restated Certificate of Incorporation of Gastar Exploration USA, Inc. shall be amended and restated in its entirety to read as follows:

“The name of the corporation shall be Gastar Exploration Inc.”

FIFTH: This Certificate of Merger, and the merger referenced herein, shall become effective upon the filing of this Certificate of Merger in the office of the Secretary of State of the State of Delaware.

SIXTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal office of the Surviving Corporation is 1331 Lamar Street, Suite 650, Houston, TX 77010.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporations.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be signed by its duly authorized officer as of the date first written above.

GASTAR EXPLORATION USA, INC.

By:	/s/ J. Russell Porter
Name:	J. Russell Porter
Title:	President

SIGNATURE PAGE TO CERTIFICATE OF MERGER